EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 9, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (June 2009 – May 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.2%	-1.6%	-7.8%	-9.5%	-8.9%	-6.3%	0.1%	-6.3%	10.4%	-29.6%	-0.6	-0.8
B**	-1.2%	-1.6%	-8.0%	-10.0%	-9.5%	-6.9%	-0.6%	-6.9%	10.4%	-31.0%	-0.6	-0.8
Legacy 1***	-1.1%	-1.6%	-7.0%	-7.6%	-6.9%	-4.4%	N/A	-4.4%	10.2%	-24.6%	-0.4	-0.6
Legacy 2***	-1.1%	-1.6%	-7.1%	-7.8%	-7.2%	-4.7%	N/A	-4.7%	10.1%	-25.4%	-0.4	-0.6
Global 1***	-1.1%	-1.6%	-7.0%	-7.2%	-6.2%	-5.2%	N/A	-5.2%	9.7%	-23.6%	-0.5	-0.7
Global 2***	-1.1%	-1.6%	-7.0%	-7.4%	-6.4%	-5.5%	N/A	-5.5%	9.7%	-24.7%	-0.5	-0.7
Global 3***	-1.2%	-1.6%	-7.6%	-8.9%	-8.0%	-7.2%	N/A	-7.2%	9.7%	-31.1%	-0.7	-0.9

S&P 500 Total Return Index****	0.0%	-0.2%	2.4%	17.5%	14.2%	17.8%	7.5%	17.8%	13.4%	-16.3%	1.3	2.2
Barclays Capital U.S. Long Gov Index****	-1.1%	0.3%	9.5%	0.6%	7.2%	7.1%	7.0%	7.1%	11.2%	-15.5%	0.7	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	27%					27%
Energy	11%	Long	Natural Gas	2.7%	Long	11%	Long	Natural Gas	2.7%	Long
			Crude Oil	2.7%	Long			Crude Oil	2.7%	Long
Grains/Foods	11%	Long	Soybeans	3.2%	Long	11%	Long	Soybeans	3.2%	Long
			Corn	2.1%	Long			Corn	2.1%	Long
Metals	5%	Long	Aluminum	1.1%	Long	5%	Long	Aluminum	1.2%	Long
			Silver	0.9%	Short			Silver	0.9%	Short
FINANCIALS	73%					73%
Currencies	33%	Short $	Japanese Yen	4.6%	Short	33%	Short $	Japanese Yen	4.7%	Short
			British Pound	4.1%	Long			British Pound	4.1%	Long
Equities	17%	Long	S&P 500	4.3%	Long	17%	Long	S&P 500	4.3%	Long
			DJ Eurostoxx 50 Index	2.1%	Long			DJ Eurostoxx 50 Index	2.1%	Long
Fixed Income	23%	Long	Bunds	4.4%	Long	23%	Long	Bunds	4.4%	Long
			U.S. Treasury Bonds	3.5%	Long			U.S. Treasury Bonds	3.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy	Natural gas prices fell 3% due to a larger-than-expected increase in inventories. Heating oil prices fell as overall demand decreased because of warmer weather across the U.S.
Grains/Foods
Corn prices increased after the U.S. Department of Agriculture reported farmers planned to plant fewer acres of corn this season.  Coffee prices fell by more than 9% as supply forecasts significantly increased due to favorable growing conditions in Vietnam, one of the world’s largest coffee producers.

Metals
Precious metal prices declined after Federal Reserve Chair Janet Yellen suggested further stimulus activity could be forthcoming.  Additionally, reduced fear about the uncertainty in Ukraine lessened demand for safe-haven assets and contributed to lower precious metal prices.  Nickel prices rose over 8% after the temporary closing of the world’s second largest nickel producer compounded existing supply concerns.

Currencies
The Australian dollar appreciated against counterparts after a better-than-expected jobs report instilled confidence in Australia’s economic recovery.  The euro predominantly fell after the European Central Bank announced it would ease monetary policy beginning in June.

Equities
The Nikkei 225 Index moved lower because of strength in the yen; a stronger yen makes Japanese exports more expensive and less appealing to international consumers. The Hang Seng Index in Hong Kong fell over 1% as technology sector stocks retreated in reaction to news of sector-wide overvaluation.

Fixed Income
U.S. 10-Year Treasury Notes rallied after the Federal Reserve’s comments bolstered demand for government debt.  Prices for British Gilts declined after the Bank of England announced it may tighten monetary policy sooner than previously expected.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.